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                                                                   EXHIBIT 21.1

                      Subsidiaries As of October 9, 1995


The list of subsidiaries of Republic Waste Industries, Inc. as of March 23,
1995 from Exhibit 22.1 to the Registrant's Form 10-K for the year ended December 31, 1994 is incorporated herein by reference. The following additional subsidiaries have been added since such date:


Name                                           Jurisdiction of Incorporation
----                                           -----------------------------

Hudson Management Corporation                          Florida

Envirocycle, Inc.                                      Florida

All Service Refuse Company, Inc.                       Florida

East Bay Sanitation Service, Inc.                      Florida

Florida Refuse Services, Inc.                          Florida

Gulf Coast Waste Services, Inc.                        Florida

Sunburst Sanitation Corporation                        Florida

Treasure Coast Refuse Corp.                            Florida

Waste Collection Services Corporation                  Florida

Kertz Security Systems, Inc.                           Florida

Kertz Security Systems II, Inc.                        Florida

Reliable Sanitation, Inc.                              Florida